EXHIBIT 23.3
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to First Oak Brook Bancshares, Inc. Directors Stock Plan of our report dated January 20, 1998, with respect to the 1997 and 1996 consolidated financial statements of First Oak Brook Bancshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                             /s/  ERNST & YOUNG LLP
                                             -----------------------------------

Chicago, Illinois
October 20, 1999